UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2014

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of Principal Executive Offices and Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 10, 2014, Rentrak Corporation (the “Company”) entered into an amendment to the existing employment agreements between the Company and each of William P. Livek, the Company’s Chief Executive Officer, and David I. Chemerow, the Company’s Chief Operating Officer, Chief Financial Officer and Secretary, respectively. These amendments extend the terms of Mr. Livek’s and Mr. Chemerow’s respective employment agreements to June 30, 2019, and provide for a grant of restricted stock units that vest over 10 years (subject to acceleration upon a qualifying termination of employment). These amendments also provide for increased minimum and maximum target amounts for Mr. Livek’s and Mr. Chemerow’s respective annual cash incentive bonus awards. The remaining terms of their respective employment agreements remain in full force and effect.

This summary of the employment agreement amendments is qualified in its entirety by reference to the full text of the amendments, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 3 to Employment Agreement, entered into as of June 10, 2014, between Rentrak Corporation and William P. Livek.

10.2	Amendment No. 3 to Employment Agreement, entered into as of June 10, 2014, between Rentrak Corporation and David I. Chemerow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement, entered into as of June 10, 2014, between Rentrak Corporation and William P. Livek.

10.2	Amendment No. 3 to Employment Agreement, entered into as of June 10, 2014, between Rentrak Corporation and David I. Chemerow.